Petrolia Energy Corporation 8-K

Exhibit 99.1

™

Petrolia Energy Welcomes a New Director and a New Chairman

HOUSTON, TX – May 1, 2018 -- Petrolia Energy Corporation (OTCQB: BBLS) (“Petrolia”, “Petrolia Energy” or the “Company”) is pleased to announce the appointment of Mr. Ivar Siem to its Board of Directors. Mr. Siem fills the vacancy left following the recent passing of Mr. Lee Lytton.

“Mr. Siem has a wealth of knowledge and experience, especially in the Permian Basin, and is a tremendous asset to the Company,” commented Mr. Zel C. Khan, CEO of Petrolia.

Ivar Siem is the Chairman of privately held American Resources Inc. ("American") and served as CEO of American from January 2013 until August 2017. Mr. Siem has broad experience from both the upstream and the service segments of the oil and gas industry. Mr. Siem previously served as the Chairman, CEO and Director of Blue Dolphin Energy (Nasdaq: BDCO) from January 1990 to May 2014. He has been the founder of several companies and involved in multiple roll-ups and restructuring processes throughout his career. These include Fred Olsen, Inc., Dolphin International, Inc., Blue Dolphin Energy, Seateam Technology ASA, DI Industries/Grey Wolf Drilling, American Resources Offshore, Inc., and Equimavenca SA. He has served on a number of public and private company boards including Frupor SA, Avenir ASA, Wellcem AS, and Siem Industries, Inc.

Mr. Siem holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Berkeley and an Executive MBA from the Amos Tuck School of Business, Dartmouth University.

The Company also announces that having served as Chairman of the Board since 2014, Mr. Leo Womack has decided to relinquish the Chairman’s position. Mr. Womack will continue to provide valuable leadership as a Director and head of the Audit Committee of the Company. Mr. James E. Burns has been selected as the new Chairman of the Board. Mr. Burns will resign as President to take on the role of Chairman effective May 1, 2018. Mr. Khan will take on the role of President in addition to his role as the CEO.

“Over the past 12 months, James has been an integral part of Petrolia’s expansion, and as we head towards our next growth phase, his leadership and experience in both the domestic and international arena will be essential as Chairman,” stated Mr. Leo Womack.

Mr. Burns is an experienced Executive and Board Director with a long career in the Energy field and in many senior corporate positions at Shell, Texaco and ARCO as well as Director and President roles in Transfuels and Fortress Energy Partners. Mr. Burns is a Senior Executive with year-after-year success achieving revenue, profit, and business growth objectives within start-up, turnaround, and rapid-change environments.

Mr. Burns has a BS in Business Administration from California State University and an Executive MBA from the University of Houston.

About Petrolia Energy Corporation

Petrolia Energy Corporation is headquartered in Houston, Texas, the energy capital of the world. With over 80 years of operational and management experience throughout the energy industry, the Company explores oil and gas development opportunities. Petrolia Energy’s core focus is on the utilization of new technology as well as the implementation of its own proprietary technologies in order to improve the recoverability of existing oil fields.

Petrolia Energy’s team of experts has an outstanding record of converting legacy oil fields into compliant, producing, and profitable entities. Petrolia Energy is committed to achieving these results by being a good neighbor and partner in the communities it operates in, as well as being excellent stewards of the environment. This can only be achieved long term with regulatory compliant operations that embrace the concepts of environmental stewardship.

Petrolia Energy’s primary goal is to locate undervalued assets, identify properties with resolvable environmental and mechanical issues and lowering lift costs resulting in increased shareholder value.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Petrolia's operations or financial results is available by contacting Petrolia and is included in the risk factors and other sections of Petrolia’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements contained in this press release are made as of the date of this press release, and Petrolia does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law. The Company's SEC filings are available at http://www.sec.gov.

For more Information contact:

Media Contact:

Press@PetroliaEnergy.com

Investor Relations Contact:

IR@PetroliaEnergy.com

www.PetroliaEnergy.com

Petrolia Energy Corporation (OTCQB: BBLS) trades on the OTCQB Venture Market for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com.

Source: Petrolia Energy Corporation

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